UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2008

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On March 25, 2008, the Board of Directors of Arbinet-thexchange, Inc. (the “Company”) set the date for the 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) as Thursday, June 19, 2008. All shareholders of record as of the close of business on April 23, 2008 will receive notice of the meeting and copies of the meeting materials.

The date that the 2008 Annual Meeting will be held constitutes a change of more than 30 days from the anniversary of the Company’s 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”). As a result, the Company has changed the deadline for the receipt of shareholder proposals submitted pursuant to Rule 14a-8 or Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended, for inclusion in its proxy materials for the 2008 Annual Meeting. The new deadline is April 4, 2008. Any such proposal must comply with the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements. Additionally, the date represents a change of more than 20 days from the anniversary of the Company’s 2007 Annual meeting and, therefore, proposals submitted pursuant to the Company’s Second Amended and Restated By-laws, as amended, must also be received no later than April 4, 2008. Please address any shareholder proposals or notices of proposals in writing to the Secretary at Arbinet-thexchange, Inc., 120 Albany Street; Tower II; Suite 450, New Brunswick, New Jersey 08901.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

Date: March 25, 2008

By:  /s/  W. Terrell Wingfield, Jr.

Name: W. Terrell Wingfield, Jr.

Title: General Counsel and Secretary